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                                                                    EXHIBIT 25.1

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                              --------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

Not Applicable                                               94-1347393
(State of incorporation                                      I.R.S. employer
if not a U.S. national bank)                                 identification no.)

505 Main Street, Suite 301
Fort Worth, Texas                                            76102
(Address of principal executive offices)                     (Zip code)

                              Wells Fargo & Company
                          Law Department, Trust Section
                                  MAC N9305-172
                         Sixth and Marquette, 17th Floor
                              Minneapolis, MN 55479
                              (agent for services)

                              --------------------

                              Quanta Services, Inc.
               (Exact name of obligor as specified in its charter)

a Delaware corporation                                       74-2851603
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas                                               77056
(Address of principal executive offices)                     (Zip code)

                              --------------------

               4.50% Convertible Subordinated Debentures due 2023
                       (Title of the indenture securities)

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Item 1. General Information. Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency,
          Treasury Department
          Washington, D.C. 20230

          Federal Deposit Insurance Corporation
          Washington, D.C. 20429

          Federal Reserve Bank of San Francisco
          San Francisco, CA 94120

      (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.  Copy of the By-laws of the trustee as now in effect.*

Exhibit 5.  Not applicable.

Exhibit 6.  The consents of United States institutional trustees required by
            Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or

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            the requirements of its supervising or examining authority.

Exhibit 8.  Not applicable.

Exhibit 9.  Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 30th day of December, 2003.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:       /s/ MELISSA SCOTT
                                              ----------------------------------
                                              Melissa Scott, Vice President

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                                    Exhibit 6

December 30, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                          Very truly yours,

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:      /s/ MELISSA SCOTT
                                              ----------------------------------
                                              Melissa Scott, Vice President

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                                    Exhibit 7

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
      at the close of business September 30, 2003, filed in accordance with
                   12 U.S.C. Section 161 for National Banks.

                                                                                                              Dollar Amounts
                                                                                                                In Millions
                                                                                                              --------------
ASSETS
Cash and balances due from depository institutions:
                  Noninterest-bearing balances and currency and coin                                             $   8,567
                  Interest-bearing balances                                                                          1,428
Securities:
                  Held-to-maturity securities                                                                            0
                  Available-for-sale securities                                                                     13,007
Federal funds sold and securities purchased under agreements to resell:
                  Federal funds sold in domestic offices                                                               176
                  Securities purchased under agreements to resell                                                       58
Loans and lease financing receivables:
                  Loans and leases held for sale                                                                    36,220
                  Loans and leases, net of unearned income                                       137,569
                  LESS: Allowance for loan and lease losses                                        1,267
                  Loans and leases, net of unearned income and allowance                                           136,302
Trading Assets                                                                                                       6,839
Premises and fixed assets (including capitalized leases)                                                             1,515
Other real estate owned                                                                                                 82
Investments in unconsolidated subsidiaries and associated companies                                                    285
Customers' liability to this bank on acceptances outstanding                                                            76
Intangible assets
                  Goodwill                                                                                           5,379
                  Other intangible assets                                                                            6,233
Other assets                                                                                                         8,209
                                                                                                                 ---------
Total assets                                                                                                     $ 224,376
                                                                                                                 =========

LIABILITIES
Deposits:
                  In domestic offices                                                                            $ 121,516
                                    Noninterest-bearing                                           30,651
                                    Interest-bearing                                              90,865
                  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                     17,499
                                    Noninterest-bearing                                                3
                                    Interest-bearing                                              17,496
Federal funds purchased and securities sold under agreements to repurchase:
                  Federal funds purchased in domestic offices                                                       33,033
                  Securities sold under agreements to repurchase                                                       383

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
                                                                                                              Dollar Amounts
                                                                                                                In Millions
                                                                                                              --------------
Trading liabilities                                                                                                  4,855
Other borrowed money
                  (includes mortgage indebtedness and obligations under capitalized leases)                         13,466
Bank's liability on acceptances executed and outstanding                                                                76
Subordinated notes and debentures                                                                                    6,905
Other liabilities                                                                                                    7,160
                                                                                                                 ---------
Total liabilities                                                                                                $ 204,893

Minority interest in consolidated subsidiaries                                                                          41

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                            0
Common stock                                                                                                           520
Surplus (exclude all surplus related to preferred stock)                                                            13,289
Retained earnings                                                                                                    5,811
Accumulated other comprehensive income                                                                                (178)
Other equity capital components                                                                                          0
                                                                                                                 ---------
Total equity capital                                                                                                19,442
                                                                                                                 ---------
Total liabilities, minority interest, and equity capital                                                         $ 224,376
                                                                                                                 =========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                                                 James E. Hanson
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins                Directors
Clyde Ostler